Exhibit 10.1

SEA LIMITED

AMENDED AND RESTATED SHARE INCENTIVE PLAN

PREFACE

This Plan contains separate equity programs: (1) the option and share appreciation rights grant program set forth in Section 5 under which Eligible Persons (as defined in Section 3) may, at the discretion of the Administrator, be granted Options and/or SARs, (2) the share award program set forth in Section 6 under which Eligible Persons may, at the discretion of the Administrator, be awarded restricted or unrestricted Ordinary Shares, and (3) the RSU award program set forth in Section 7 under which Eligible Persons may, at the discretion of the Administrator, be awarded an RSU to be settled in Ordinary Shares or cash per the terms set forth herein. Section 2 of this Plan contains the general rules regarding the administration of this Plan. Section 3 sets forth the requirements for eligibility to receive an Award grant under this Plan. Section 4 describes the authorized shares of the Company that may be subject to Awards granted under this Plan. Section 8 contains other provisions applicable to all Awards granted under this Plan. Section 9 provides definitions for certain capitalized terms used in this Plan and not otherwise defined herein.

1.	PURPOSE OF THE PLAN.

The purpose of this Plan is to promote the success of the Company and the interests of its shareholders by providing a means through which the Company may grant equity-based incentives to attract, motivate, retain and reward certain officers, employees, directors and other eligible persons and to further link the interests of Award recipients with those of the Company’s shareholders generally.

2. ADMINISTRATION.

2.1    Administrator. This Plan shall be administered by and all Awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board, one or more committees appointed by the Board (such as the compensation committee of the Board), or one or more persons designated by such committee or committees to administer all or certain aspects of this Plan. Any such committee appointed by the Board shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by the Companies Law of the Cayman Islands and any other applicable law, to one or more officers of the Company, its powers under this Plan. The Board may also delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Memorandum and Articles of Association of the Company or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

2.2    Plan Awards; Interpretation; Powers of Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of Awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive Awards;

(b)	grant Awards to Eligible Persons, determine the type, price and number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of Awards consistent with the express limits of this Plan, establish the installments (if any) in which such Awards will become exercisable or will vest (which may include, without limitation, performance and/or time-based schedules), the form of payment or settlement with respect to Awards granted hereunder, whether in cash or Ordinary Shares, or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

(c)	approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;

(d)	construe and interpret this Plan and any Award Agreement or other agreements defining the rights and obligations of the Company, its Affiliates, and Participants under this Plan, make factual determinations with respect to the administration of this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards;

(e)	cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards, subject to any required consent under Section 8.7.4;

(f)	accelerate or extend the vesting, settlement or exercisability or extend the term of any or all outstanding Awards (within the maximum ten-year term of Awards under Sections 5.4.2 and 6.5) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature);

(g)	determine Fair Market Value for purposes of this Plan and Awards;

(h)	determine the duration and purposes of leaves of absence that may be granted to Participants without constituting a termination of their employment for purposes of this Plan;

(i)	determine whether, and the extent to which, adjustments are required pursuant to Section 8.3 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 8.3; and

(j)	implement any procedures, steps, additional or different requirements as may be necessary to comply with any laws that may be applicable to this Plan, any Award or any related documents.

2.3    Binding Determinations. Any action taken by, or inaction of, the Company, any Affiliate, the Board or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor the Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

2.4    Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Company. No director, officer or agent of the Company or any of its Affiliates shall be liable for any such action or determination taken or made or omitted in good faith.

2.5    Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Affiliates or to third parties.

2.6    U.S. Taxpayers. To the extent that any Eligible Person is subject to taxation in the United States of America (“U.S.”), such Eligible Person shall be subject to the additional terms and conditions relating to Section 409A of the Internal Revenue Code (the “Code”) separately provided in an Exhibit A (“Exhibit A”). To the extent that any Eligible Person provides services for the Company or any of its Affiliates, either of which files a U.S. tax return, such Eligible Person and any Award granted hereunder will be subject to the additional terms and conditions relating to Section 162(m) as set forth in the separately provided Exhibit A.

3. ELIGIBILITY.

Awards may be granted under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” means any person who qualifies as one of the following at the time of grant of the respective Award:

(a)	an officer (whether or not a director) or employee of the Company or any of its Affiliates;

(b)	any member of the Board; or

(c)	any director of one of the Company’s Affiliates, or any consultant or advisor who renders or has rendered bona fide services to the Company or one of its Affiliates.

An advisor or consultant may be selected as an Eligible Person pursuant to clause (c) above only if such person’s participation in this Plan would not adversely affect (1) the Company’s eligibility to rely on the Rule 701 exemption from registration under the Securities Act for the offering of shares issuable under this Plan by the Company, or (2) the Company’s compliance with any other applicable laws.

An Eligible Person may, but need not, be granted one or more Awards pursuant to Section 5, Section 6, and/or one or more Awards pursuant to Section 7. An Eligible Person who has been granted an Award under this Plan may, if otherwise eligible, be granted additional Awards under this Plan if the Administrator so determines. However, a person’s status as an Eligible Person is not a commitment that any Award will be granted to that person under this Plan. Furthermore, an Eligible Person who has been granted an Award under any sections of this Plan is not necessarily entitled to an Award under any other section of this Plan, unless otherwise expressly determined by the Administrator.

Each Award granted under this Plan must be approved by the Administrator at or prior to the grant of the Award.

4.	SHARES SUBJECT TO THE PLAN.

4.1    Shares Available. Subject to the provisions of Section 8.3.1, the shares that may be delivered under this Plan will be the Company’s authorized but unissued Ordinary Shares (and any of its Ordinary Shares held as treasury shares). The Ordinary Shares issued and delivered may be issued and delivered for any lawful consideration. The Administrator has the sole discretion to determine the type of Ordinary Shares to be granted as Award with the rights and terms as set forth in the Memorandum and Articles of Association. Absent such determination by the Administrator, after the Initial Public Offering, all Ordinary Shares that may be issued and delivered pursuant to the Awards under this Plan, including Voting Ordinary Shares or Non-Voting Ordinary Shares, shall be re-designated as Class A Ordinary Shares on a one-to-one basis. Any Ordinary Shares distributed pursuant to an Award may be represented by American depositary shares. If the number of Ordinary Shares represented by an American depositary share is other than on a one-to-one basis, the limitations of Section 4.2 shall be adjusted to reflect the distribution of American depositary shares in lieu of Ordinary Shares.

4.2    Share Limit. Subject to the provisions of Section 8.3.1 and further subject to the share counting rules of Section 4.3, the maximum number of Class A Ordinary Shares that may be delivered pursuant to Awards granted under this Plan is (i) 83,000,000 Class A Ordinary Shares plus (ii) an annual increase on each of the first day of year 2019, 2020, 2021 and 2022 by 5% of the total number of ordinary shares of the Company outstanding on that day immediately before such annual increase (such maximum share number, the “Share Limit”).

4.3    Replenishment and Reissue of Unvested Awards. To the extent that an Award is settled in cash or a form other than Ordinary Shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance or delivery under this Plan. No Award may be granted under this Plan unless, on the date of grant, the sum of (a) the maximum number of Ordinary Shares issuable or deliverable at any time pursuant to such Award, plus (b) the number of Ordinary Shares that have previously been issued or delivered pursuant to Awards granted under this Plan and have not been repurchased by the Company or, if repurchased by the Company, has been cancelled (and not designated as treasury shares by the Board) in connection with the repurchase, plus (c) the maximum number of Ordinary Shares that may be issued or delivered at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit. Ordinary Shares that are subject to or underlie Options, SARs, or RSUs granted under this Plan that expire or for any reason are canceled or terminated without having been exercised or settled (or Ordinary Shares subject to or underlying the unexercised or unsettled (as applicable) portion of such Options, SARs, or RSUs in the case of Options or SARs that were partially exercised or settled), as well as Ordinary Shares that are subject to, underlie or issued or delivered pursuant to Share Awards made under this Plan that are forfeited to the Company or otherwise repurchased by the Company and held as treasury shares as resolved by the Board (as adjusted pursuant to Section 8.3.1) will again, except to the extent prohibited by law or applicable listing or regulatory requirements, be available for subsequent Award grants under this Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under this Plan, as well as any shares exchanged by a Participant or withheld by the Company or one of its Affiliates to satisfy the tax withholding obligations related to any Award, shall be available for subsequent Awards under this Plan. In the case of an exercise of a SAR or settlement of an RSU, only the number of Ordinary Shares actually issued or delivered in respect of such exercise or settlement shall be charged against this Plan’s Share Limit.

4.4    Reservation of Shares. The Company shall at all times reserve a number of Ordinary Shares sufficient to cover the Company’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan. The Company shall re-designate all Voting and Non-voting Ordinary Shares into Class A Ordinary Shares on a one-to-one basis immediately prior to the closing of the Initial Public Offering, whether such Ordinary Shares are reserved for the Company’s outstanding Awards or grant of future Awards.

5.    OPTION AND SAR GRANT PROGRAM.

5.1    Option and SAR Grants in General.

5.1.1	Each Option or SAR shall be evidenced by an Award Agreement in the form approved by the Administrator. The Award Agreement evidencing an Option or SAR shall contain the terms established by the Administrator for that Award, as well as any other terms, provisions, or restrictions that the Administrator may impose on the Option or SAR or any Ordinary Shares subject to the Option or SAR; in each case subject to the applicable provisions and limitations of this Section 5 and the other applicable provisions and limitations of this Plan. The Administrator may require that the recipient of an Option or SAR promptly execute and return to the Company his or her Award Agreement evidencing the Award. In addition, the Administrator may require that the spouse of any married recipient of an Option or SAR also promptly execute and return to the Company the Award Agreement evidencing the Award granted to the recipient or such other spousal consent form that the Administrator may require in connection with the grant of the Award.

5.1.2	Ordinary Share Status. The Administrator will designate an Option granted under this Plan as exercisable for either “Voting Ordinary Shares” or “Non-voting Ordinary Shares”, and such designation shall be set forth in the applicable Award Agreement.

5.2    Incentive Stock Option Status. The Administrator will designate each Option granted under this Plan to a U.S. resident as either an Incentive Stock Option or a Nonqualified Option, and such designation shall be set forth in the applicable Award Agreement. Any Option granted under this Plan to a U.S. resident that is not expressly designated in the applicable Award Agreement as an Incentive Stock Option will be deemed to be designated a Nonqualified Option under this Plan and not an “incentive stock option” within the meaning of Section 422 of the Code. Incentive Stock Options shall be subject to the provisions of Section 5.5 in addition to the provisions of this Plan applicable to Options generally. The Administrator may designate any Option granted under this Plan to a non-U.S. resident in accordance with the rules and regulations applicable to options in the jurisdiction in which such person is a resident.

5.3	Option or SAR Price.

5.3.1    Option Pricing Limits. Subject to the following provisions of this Section 5.3.1, the Administrator will determine the purchase price per share of the Ordinary Shares covered by each Option (the “exercise price” of the Option) at the time of the grant of the Option, which exercise price will be set forth in the applicable Award Agreement. In no case will the exercise price of an Option be less than the greatest of:

(a)	the par value of an Ordinary Share;

(b)	in the case of an Incentive Stock Option to a US resident and subject to clause (c) below, 100% of the Fair Market Value of an Ordinary Share on the date of grant; or

(c)	in the case of an Incentive Stock Option to a US resident granted to a Participant described in Section 5.5.4, 110% of the Fair Market Value of an Ordinary Share on the date of grant.

5.3.2    Payment Provisions. The Company will not be obligated to deliver certificates for the Ordinary Shares to be purchased upon the exercise of an Option unless and until it receives full payment of the exercise price therefor, all related withholding obligations under Section 8.6 have been satisfied, and all other conditions to the exercise of the Option set forth herein or in the Award Agreement have been satisfied. The purchase price of any Ordinary Shares purchased upon the exercise of an Option must be paid in full at the time of each purchase in such lawful consideration as may be permitted or required by the Administrator, which may include, without limitation, one or a combination of the following methods:

(a)	cash, check payable to the order of the Company, or electronic funds transfer;

(b)	notice and third party payment in such manner as may be authorized by the Administrator;

(c)	the delivery of previously owned Ordinary Shares;

(d)	by a reduction in the number of Ordinary Shares otherwise deliverable pursuant to the Award;

(e)	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise”; or

(f)	if authorized by the Administrator or specified in the applicable Award Agreement, by a promissory note of the Participant consistent with the requirements of Section 5.3.3.

In no event shall any shares newly-issued by the Company be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable law. Ordinary Shares used to satisfy the exercise price of an Option (whether previously-owned shares or shares otherwise deliverable pursuant to the terms of the Option) shall be valued at their Fair Market Value on the date of exercise. Unless otherwise expressly provided in the applicable Award Agreement, the Administrator may eliminate or limit a Participant’s ability to pay the purchase or exercise price of any Award by any method other than cash payment to the Company. The Administrator may take all actions necessary to alter the method of Option exercise and the exchange and transmittal of proceeds with respect to Participants resident in the PRC not having permanent residence in a country other than the PRC in order to comply with applicable PRC foreign exchange and tax regulations and any other applicable PRC laws and regulations.

5.3.3    Acceptance of Notes to Finance Exercise. The Company may, with the Administrator’s approval in each specific case, accept one or more promissory notes from any Eligible Person in connection with the exercise of any Option; provided that any such note shall be subject to the following terms and conditions:

(a)	The principal of the note shall not exceed the amount required to be paid to the Company upon the exercise, purchase or acquisition of one or more Awards under this Plan and the note shall be delivered directly to the Company in consideration of such exercise, purchase or acquisition.

(b)	The initial term of the note shall be determined by the Administrator; provided that the term of the note, including extensions, shall not exceed a period of five years.

(c)	The note shall provide for full recourse to the Participant and shall bear interest at a rate determined by the Administrator, but not less than the interest rate necessary to avoid the imputation of interest under applicable tax law, rules or regulations, and to avoid any adverse accounting consequences in connection with the exercise, purchase or acquisition.

(d)	If the employment or services of the Participant by or to the Company and its Affiliates terminates, the unpaid principal balance of the note shall become due and payable on the 30th business day after such termination; provided, however, that if a sale of the shares acquired on exercise of the Option would cause such Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions (or deemed transactions) in securities of the Company by the Participant subsequent to such termination.

(e)	If required by the Administrator or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby or other collateral, in compliance with applicable law.

The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with all applicable rules and regulations as then in effect.

5.3.4    Base Price of SARs. The Administrator will determine the base price per share of the Ordinary Shares covered by each SAR at the time of the grant of the SAR, which base price will be set forth in the applicable Award Agreement and shall conform with all applicable rules and regulations as then in effect.

5.4	Vesting; Term; Exercise Procedure.

5.4.1    Vesting. Except as provided in Section 5.8, an Option or SAR may be exercised only to the extent that it is vested and exercisable. The Administrator will determine the vesting and/or exercisability provisions of each Option or SAR (which may be based on performance criteria, passage of time or other factors or any combination thereof), which provisions will be set forth in the applicable Award Agreement. Unless the Administrator otherwise expressly provides, once exercisable an Option or SAR will remain exercisable until the expiration or earlier termination of the Option or SAR.

5.4.2    Term. Each Option and SAR shall expire not more than 10 years after its date of grant. Each Option and SAR will be subject to earlier termination as provided in or pursuant to Sections 5.6 and 8.3.

5.4.3    Exercise Procedure. Any exercisable Option or SAR will be deemed to be exercised when (a) the applicable exercise procedures in the related Award Agreement have been satisfied (or, in the absence of any such procedures in the related Award Agreement, the Company has received written notice of such exercise from the Participant), and (b) in the case of an Option, the Company has received any required payment made in accordance with Section 5.3 and Section 8.6, and (c) in the case of an Option or SAR, the Company has received any written statement required pursuant to Section 8.5.1.

5.4.4    Fractional Shares/Minimum Issue. Fractional share interests will be disregarded, but may be accumulated. The Administrator, however, may determine that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No Option or SAR may be exercised as to fewer than 100 shares (subject to adjustment pursuant to Section 8.3.1) at one time unless the number as to which the Award is exercised is the total number at the time then subject to the vested and exercisable portion of the Award. For U.S. residents or taxpayers, any fractional shares subject to an Award shall be rounded down to the nearest whole share.

5.5	Special Limitations on Grant and Terms of Incentive Stock Options.

5.5.1    US$100,000 Limit. To the extent that the aggregate Fair Market Value of shares with respect to which incentive stock options (within the meaning of Section 422 of the Code) first become exercisable by a U.S. resident Participant in any calendar year exceeds US$100,000, taking into account both Ordinary Shares subject to Incentive Stock Options under this Plan and shares subject to incentive stock options under all other plans of the Company or any of its Affiliates, such options will be treated as Nonqualified Options. For this purpose, the Fair Market Value of the shares subject to options will be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the US $100,000 limit, the most recently granted options will be reduced (recharacterized as Nonqualified Options) first. To the extent a reduction of simultaneously granted options is necessary to meet the US$100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which Ordinary Shares are to be treated as shares acquired pursuant to the exercise of an incentive stock option.

5.5.2    Other Code Limits. Incentive Stock Options may only be granted to US resident individuals that are employees of the Company or one of its Affiliates and satisfy the other eligibility requirements of the Code. Any Award Agreement relating to Incentive Stock Options will contain or shall be deemed to contain such other terms and conditions as from time to time are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code.

5.5.3    ISO Notice of Sale Requirement. Any Participant who exercises an Incentive Stock Option shall give prompt written notice to the Company of any sale or other transfer of the Ordinary Shares acquired on such exercise if the sale or other transfer occurs within (a) one year after the exercise date of the Option, or (b) two years after the grant date of the Option.

5.5.4    Limits on 10% Holders. No Incentive Stock Option may be granted to any person who, at the time the Incentive Stock Option is granted, is a US resident and owns (or is deemed to own under Section 424(d) of the Code) outstanding shares of the Company (or any of its Affiliates) possessing more than 10% of the total combined voting power of all classes of shares of the Company (or any of its Affiliates), unless the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of the shares subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable more than five years after the date the Incentive Stock Option is granted.

5.6	Effects of Termination of Employment on Options and SARs.

5.6.1    Dismissal for Cause. Unless otherwise provided in the applicable Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 5.4.2 or 8.3, if a Participant’s employment by or service to the Company or any of its Affiliates is terminated by such entity for Cause, the Participant’s Option or SAR will terminate on the Participant’s Severance Date, whether or not the Option or SAR is then vested and/or exercisable.

5.6.2    Death or Disability. Unless otherwise provided in the Award Agreement (consistent with applicable securities laws) and subject to earlier termination pursuant to or as contemplated by Section 5.4.2 or 8.3, if a Participant’s employment by or service to the Company or any of its Affiliates terminates as a result of the Participant’s death or Total Disability:

(a)	the Participant (or his or her Personal Representative or Beneficiary, in the case of the Participant’s Total Disability or death, respectively), will have until the date that is 12 months after the Participant’s Severance Date to exercise the Participant’s Option or SAR (or portion thereof) to the extent that it was vested and exercisable on the Severance Date;

(b)	the Option or SAR, to the extent not vested and exercisable on the Participant’s Severance Date, shall terminate on the Severance Date; and

(c)	the Option or SAR, to the extent exercisable for the 12-month period following the Participant’s Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period.

5.6.3    Other Terminations of Employment. Unless otherwise provided in the applicable Award Agreement (consistent with applicable securities laws) and subject to earlier termination pursuant to or as contemplated by Section 5.4.2 or 7.3, if a Participant’s employment by or service to the Company or any of its Affiliates terminates for any reason other than a termination by such entity for Cause or because of the Participant’s death or Total Disability:

(a)	the Participant will have until the date that is 3 months after the Participant’s Severance Date to exercise his or her Option or SAR (or portion thereof) to the extent that it was vested and exercisable on the Severance Date;

(b)	the Option or SAR, to the extent not vested and exercisable on the Participant’s Severance Date, shall terminate on the Severance Date; and

(c)	the Option or SAR, to the extent exercisable for the 3-month period following the Participant’s Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period.

5.7	Option and SAR Repricing/Cancellation and Regrant/Waiver of Restrictions. Subject to Section 4 and Section 8.7 and the specific limitations on Options and SARs contained in this Plan, the Administrator from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person, any adjustment in the exercise or base price, the vesting schedule, the number of shares subject to, or the term of, an Option or SAR granted under this Plan by cancellation of an outstanding Option or SAR and a subsequent regranting of the Option or SAR, by amendment, by substitution of an outstanding Option or SAR, by waiver or by other legally valid means. Such amendment or other action may result in, among other changes, an exercise or base price that is higher or lower than the exercise or base price of the original or prior Option or SAR, provide for a greater or lesser number of Ordinary Shares subject to the Option or SAR, or provide for a longer or shorter vesting or exercise period.

5.8    Early Exercise Options and SARs. The Administrator may, in its discretion, designate any Option or SAR as an “early exercise Option” or “early exercise SAR” which, by express provision in the applicable Award Agreement, may be exercised prior to the date such Option or SAR has vested. If the Participant elects to exercise all or a portion of an early exercise Option or SAR before it is vested, the Ordinary Shares acquired under the Option or SAR which are attributable to the unvested portion of the Option or SAR shall be Restricted Shares. The applicable Award Agreement will specify the extent (if any) to which and the time (if ever) at which the Participant will be entitled to dividends, voting and other rights in respect of such Restricted Shares prior to vesting, and the restrictions imposed on such shares and the conditions of release or lapse of such restrictions. Unless otherwise expressly provided in the applicable Award Agreement, such Restricted Shares shall be subject to the provisions of Sections 6.6 through 6.9, below.

6.	SHARE AWARD PROGRAM.

6.1    Share Awards in General. Each Share Award shall be evidenced by an Award Agreement in the form approved by the Administrator. The Award Agreement evidencing a Share Award shall contain the terms established by the Administrator for that Share Award, as well as any other terms, provisions, or restrictions that the Administrator may impose on the Share Award; in each case subject to the applicable provisions and limitations of this Section 6 and the other applicable provisions and limitations of this Plan. The Administrator may require that the recipient of a Share Award promptly execute and return to the Company his or her Award Agreement evidencing the Share Award. In addition, the Administrator may require that the spouse of any married recipient of a Share Award also promptly execute and return to the Company the Award Agreement evidencing the Share Award granted to the recipient or such other spousal consent form that the Administrator may require in connection with the grant of the Share Award.

6.2    Types of Share Awards. The Administrator shall designate whether a Share Award shall be a Restricted Share Award, and such designation shall be set forth in the applicable Award Agreement. Furthermore, the Administrator shall designate a Share Award for Voting Ordinary Shares or Non-voting Ordinary Shares, and such designation shall be set forth in the applicable Award Agreement.

6.3    Purchase Price.

6.3.1    Pricing Limits. Subject to the following provisions of this Section 6.3, the Administrator will determine the purchase price per share of the Ordinary Shares covered by each Share Award at the time of grant of the Award. In no case will such purchase price be less than the par value of the Ordinary Shares.

6.3.2    Payment Provisions. The Company will not be obligated to record in the Company’s register of members, or issue certificates evidencing, Ordinary Shares awarded under this Section 6 unless and until it receives full payment of the purchase price therefor and all other conditions to the purchase, as determined by the Administrator, have been satisfied, at which point the relevant shares shall be issued and noted in the Company’s register of members. The purchase price of any shares subject to a Share Award must be paid in full at the time of the purchase in such lawful consideration as may be permitted or required by the Administrator, which may include, without limitation, one or a combination of the methods set forth in clauses (a) through (f) in Section 5.3.2 and/or past services rendered to the Company or any of its Affiliates.

6.4    Vesting. The restrictions imposed on the Ordinary Shares subject to a Restricted Share Award (which may be based on performance criteria, passage of time or other factors or any combination thereof) will be set forth in the applicable Award Agreement.

6.5    Term. A Share Award shall either vest or be repurchased by the Company as provided in Section 6.8 not more than 10 years after the date of grant. Each Share Award will be subject to earlier termination as provided in or pursuant to Sections 6.8 and 8.3. Any payment of cash or delivery of shares in payment for a Share Award may be delayed until a future date if specifically authorized by the Administrator in writing and by the Participant.

6.6    Share Certificates; Fractional Shares. Share certificates evidencing Restricted Shares will bear a legend making appropriate reference to the restrictions imposed hereunder and will be held by the Company or by a third party designated by the Administrator until the restrictions on such shares have lapsed, the shares have vested in accordance with the provisions of the Award Agreement and Section 6.4, and any related loan has been repaid. Fractional share interests will be disregarded, but may be accumulated. The Administrator, however, may determine that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. For U.S. residents or taxpayers, any fractional share interests shall be rounded down to the nearest whole share.

6.7    Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant holding Restricted Shares of Voting Ordinary Shares will be entitled to cash dividend and voting rights for all Restricted Shares of Voting Ordinary Shares issued even though they are not vested, but such rights will terminate immediately as to any Restricted Shares which cease to be eligible for vesting or are repurchased by the Company. Unless otherwise provided in the applicable Award Agreement, a Participant holding Restricted Shares of Non-voting Ordinary Shares will be entitled to cash dividend for all Restricted Shares of Non-voting Ordinary Shares issued even though they are not vested, but such Restricted Shares of Non-voting Ordinary Shares will not be entitled to any voting rights.

6.8    Termination of Employment; Return to the Company. Unless the Administrator otherwise expressly provides, Restricted Shares subject to an Award that remain subject to vesting conditions that have not been satisfied by the time specified in the applicable Award Agreement (which may include, without limitation, the Participant’s Severance Date), will not vest and will be reacquired by the Company in such manner and on such terms as the Administrator provides, which terms shall include, to the extent not prohibited by law, return or repayment of the lower of (a) the Fair Market Value of the Restricted Shares at the time of the termination, or (b) if applicable, the original purchase price of the Restricted Shares, without interest. The Award Agreement shall specify any other terms or conditions of the repurchase if the Award fails to vest. Any other Share Award that has not been exercised as of a Participant’s Severance Date shall terminate on that date unless otherwise expressly provided by the Administrator in the applicable Award Agreement.

6.9    Waiver of Restrictions. Subject to Sections 4 and 8.7 and the specific limitations on Share Awards contained in this Plan, the Administrator from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person, any adjustment in the vesting schedule, or the restrictions upon or the term of, a Share Award granted under this Plan by amendment, by substitution of an outstanding Share Award, by waiver or by other legally valid means.

7.    RSU AWARD PROGRAM

7.1	Each RSU shall be evidenced by an Award Agreement in the form approved by the Administrator. The Award Agreement evidencing a RSU shall contain the terms established by the Administrator for that Award, including terms relating to the vesting and settlement of any RSU, as well as any other terms, provisions, or restrictions that the Administrator may impose on the RSU or any Ordinary Shares subject to the RSU; in each case subject to the applicable provisions and limitations of this Section 5 and the other applicable provisions and limitations of this Plan. The Administrator may require that the recipient of an RSU promptly execute and return to the Company his or her Award Agreement evidencing the Award. In addition, the Administrator may require that the spouse of any married recipient of an RSU also promptly execute and return to the Company the Award Agreement evidencing the Award granted to the recipient or such other spousal consent form that the Administrator may require in connection with the grant of the Award.

7.2	Ordinary Share Status. The Administrator will settle an RSU granted under this Plan for either “Voting Ordinary Shares” or “Non-voting Ordinary Shares”, and such designation shall be set forth in the applicable Award Agreement.

7.3	Vesting. An RSU may only be settled to the extent that it is vested. The Administrator will determine the vesting and/or settlement provisions of each RSU (which may be based on performance criteria, passage of time or other factors or any combination thereof), which provisions will be set forth in the applicable Award Agreement.

7.4	Settlement. Each RSU that vests in accordance with its terms will be settled for the designated number of Ordinary Shares as provided in the Award Agreement, and in any case shall be settled not more than 10 years after its date of grant. Each RSU will be subject to earlier termination as provided herein.

7.5	Fractional Shares/Minimum Issue. Fractional share interests will be disregarded, but may be accumulated. The Administrator, however, may determine that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. For U.S. residents or taxpayers, any fractional shares issued to a Participant shall be rounded down to the nearest whole share.

7.6	Termination of Employment; Forfeiture to the Company. Unless the Administrator otherwise expressly provides, RSUs subject to an Award that remain subject to vesting conditions that have not been satisfied by the time specified in the applicable Award Agreement (which may include, without limitation, the Participant’s Severance Date), will not vest nor will they be settled. The Award Agreement shall specify any other terms or conditions of the repurchase if the Award fails to vest. Any other RSU that has not vested as of a Participant’s Severance Date shall terminate on that date unless otherwise expressly provided by the Administrator in the applicable Award Agreement.

7.7	Waiver of Restrictions. Subject to Sections 4 and 8.7 and the specific limitations on RSUs contained in this Plan, the Administrator from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person, any adjustment in the vesting schedule, or the restrictions upon or the term of, an RSU granted under this Plan by amendment, by substitution of an outstanding RSU, by waiver or by other legally valid means.

8.	PROVISIONS APPLICABLE TO ALL AWARDS.

8.1	Rights of Eligible Persons, Participants and Beneficiaries.

8.1.1    Employment Status. No Person shall have any claim or rights to be granted an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.1.2    No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or related to any Award) shall confer upon any Eligible Person or Participant any right to continue in the employ or other service of the Company or any of its Affiliates, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or any Affiliate to change such person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause at any time. Nothing in this Section 8.1.2, or in Section 8.3 or 8.15, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract. An Award Agreement shall not constitute a contract of employment or service.

8.1.3    Plan Not Funded. Awards payable under this Plan will be payable in Ordinary Shares or from the general assets of the Company, and (except as to the share reservation provided in Section 4.4) no special or separate reserve, fund or deposit will be made to assure payment of such Awards. No Participant, Beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including Ordinary Shares, except as expressly provided) of the Company or any of its Affiliates by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any of its Affiliates and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

8.1.4    Charter Documents. The Memorandum and Articles of Association of the Company, as may lawfully be amended from time to time, may provide for additional restrictions and limitations with respect to the Ordinary Shares (including additional restrictions and limitations on the voting or transfer of Ordinary Shares) or priorities, rights and preferences as to securities and interests prior in rights to the Ordinary Shares. To the extent that these restrictions and limitations are greater than those set forth in this Plan or any Award Agreement, such restrictions and limitations shall apply to any Ordinary Shares acquired pursuant to Awards under this Plan and are incorporated herein by this reference.

8.2	No Transferability; Limited Exception to Transfer Restrictions.

8.2.1    Limit on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 8.2, by applicable law and by the Award Agreement, as the same may be amended:

(a)	all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

(b)	Awards will be exercised only by the Participant; and

(c)	amounts payable or shares issuable pursuant to an Award will be delivered only to (or for the account of), and, in the case of Ordinary Shares, registered in the name of, the Participant.

In addition, the shares shall be subject to the restrictions set forth in the applicable Award Agreement.

8.2.2     Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 8.2.1 will not apply to:

(a)	transfers to the Company;

(b)	transfers by gift or domestic relations order to one or more “family members” (as that term is defined in SEC Rule 701 promulgated under the Securities Act) of the Participant, including transfers to a trust in which the Participant (or other family member) has more than 50% of the beneficial interest, a foundation in which the Participant (or other family member) controls the management of assets, or an entity in which the Participant (or other family member) owns more than 50% of the voting interest, so long as such transfer is expressly authorized by the Administrator and is in compliance with all applicable laws;

(c)	the designation of a Beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant’s Beneficiary, or, in the absence of a validly designated Beneficiary, transfers by will or the laws of descent and distribution; or

(d)	if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant’s duly authorized legal representative.

Notwithstanding anything else in this Section 8.2.2 to the contrary, but subject to compliance with all applicable laws, Incentive Stock Options, RSUs and Restricted Share Awards will be subject to any and all transfer restrictions under the applicable laws and regulations to such awards or necessary to maintain the intended tax consequences of such Awards. Notwithstanding clause (b) above but subject to compliance with all applicable laws, any contemplated transfer by gift or domestic relations order to one or more family members of a Participant as referenced in clause (b) above is subject to the condition precedent that the transfer be approved by the Administrator in order for it to be effective. The Administrator may, in its sole discretion, withhold its approval of any such proposed transfer.

8.3	Adjustments; Changes in Control.

8.3.1    Adjustments. Subject to Section 8.3.2 below, upon (or, as may be necessary to effect the adjustment, immediately prior to) any reclassification, recapitalization, share split (including a share split in the form of a share dividend) or reverse share split; any merger, combination, consolidation, or other reorganization; any split-up, spin-off, or similar extraordinary dividend distribution in respect of the Ordinary Shares; or any exchange of Ordinary Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Ordinary Shares; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Ordinary Shares (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of Ordinary Shares (or other securities or property) subject to any outstanding Awards, (3) the grant, purchase, exercise or base price of any outstanding Awards, and/or (4) the securities, cash or other property deliverable upon exercise or vesting of any outstanding Awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Awards.

Unless otherwise expressly provided in the applicable Award Agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based Awards to the extent necessary to preserve (but not increase) the level of incentives by this Plan and the then-outstanding performance-based Awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable legal, tax and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 2.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 8.3.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

Unless otherwise expressly provided by the Administrator, in no event shall a conversion of one or more outstanding shares of the Company’s preferred share (if any) or any new issuance of securities by the Company for consideration be deemed, in and of itself, to require an adjustment pursuant to this Section 8.3.1.

8.3.2    Consequences of a Change in Control Event. Upon the occurrence of a Change in Control Event, the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding Awards (or the cash, securities or other property deliverable to the holder(s) of any or all outstanding Awards) based upon, to the extent relevant in the circumstances, the distribution or consideration payable to holders of the Ordinary Shares upon or in respect of such event.

The Administrator may, in its sole discretion, provide in the applicable Award Agreement or by an amendment thereto for the accelerated vesting of one or more Awards to the extent such Awards are outstanding upon a Change in Control Event or such other events or circumstances as the Administrator may provide.

The Administrator may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash, securities or other property settlement. In the case of Options and SARs, but without limitation on other methodologies, the Administrator may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the exercise or base price of the Option or SAR, as applicable, to the extent of the then vested and exercisable shares subject to the Option or SAR.

In any of the events referred to in this Section 8.3.2, the Administrator may take such action contemplated by this Section 8.3.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the Award if an event giving rise to an acceleration does not occur.

Notwithstanding the foregoing, any escrow, holdback, earnout or similar provisions in the definitive documents relating to such Change in Control may apply to any payment to the holders of Options, SARs, Share Award or RSUs to the same extent and in the same manner as such provisions apply to the holders of Ordinary Shares. In addition, Participants will be required to execute any definitive transaction documents in connection with any Change in Control at the request of the Company or its Subsidiaries or Affiliates, or any of their collective successors.

8.3.3    Early Termination of Awards. Upon the occurrence of a Change in Control Event, each then-outstanding Award (whether or not vested and/or exercisable) shall terminate, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such Award and provided that, in the case of Options and SARs that will not survive or be substituted for, assumed, exchanged, or otherwise continued or settled in the Change in Control Event, the holder of such Award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding and vested Options and SARs in accordance with their terms before the termination of the Awards (except that in no case shall more than ten days’ notice of the impending termination be required). For purposes of this Section 8.3, an Award shall be deemed to have been “assumed” if (without limiting other circumstances in which an Award is assumed) the Award continues after the Change in Control Event, and/or is assumed and continued by a Parent (as such term is defined in the definition of Change in Control Event) following a Change in Control Event, and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the Award, for each Ordinary Share subject to the Award immediately prior to the Change in Control Event, the consideration (whether cash, shares, or other securities or property) received in the Change in Control Event by the shareholders of the Company for each Ordinary Share sold or exchanged in such transaction (or the consideration received by a majority of the shareholders participating in such transaction if the shareholders were offered a choice of consideration); provided, however, that if the consideration offered for an Ordinary Share in the transaction is not solely the ordinary or common shares of a successor company or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the Award, for each share subject to the Award, to be solely ordinary or common shares (as applicable) of the successor company or a Parent equal in Fair Market Value to the per share consideration received by the shareholders participating in the Change in Control Event.

8.3.4    Other Acceleration Rules. The Administrator may override the provisions of this Section 8.3 as to any Award by express provision in the applicable Award Agreement and may accord any Participant a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Administrator may approve.

8.4	Termination of Employment or Services.

8.4.1    Events Not Deemed a Termination of Employment. Unless the Administrator otherwise expressly provides with respect to a particular Award, if a Participant’s employment by or service to the Company or an Affiliate terminates but immediately thereafter the Participant continues in the employ of or service to another Affiliate or the Company, as applicable, the Participant shall be deemed to have not had a termination of employment or service for purposes of this Plan and the Participant’s Awards. Unless the express policy of the Company or the Administrator otherwise provides, a Participant’s employment relationship with the Company or any of its Affiliates shall not be considered terminated solely due to any sick leave, military leave, or any other leave of absence authorized by the Company or any Affiliate or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than three months. In the case of any Participant on an approved leave of absence, continued vesting of the Award while on leave from the employ of or service with the Company or any of its Affiliates will be suspended until the Participant returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term of the Award set forth in the Award Agreement.

8.4.2    Effect of Change of Affiliate Status. For purposes of this Plan and any Award, if an entity ceases to be an Affiliate, a termination of employment or service will be deemed to have occurred with respect to each Eligible Person in respect of such Affiliate who does not continue as an Eligible Person in respect of another Affiliate that continues as such after giving effect to the transaction or other event giving rise to the change in status.

8.4.3    Administrator Discretion. Notwithstanding the provisions of Section 5.6 or 6.8, in the event of, or in anticipation of, a termination of employment or service with the Company or any of its Affiliates for any reason, the Administrator may accelerate the vesting and exercisability of all or a portion of the Participant’s Award, and/or, subject to the provisions of Sections 5.4.2 and 8.3, extend the exercisability period of the Participant’s Option or SAR upon such terms as the Administrator determines and expressly sets forth in or by amendment to the Award Agreement.

8.4.4    Termination of Consulting or Affiliate Services. If the Participant is an Eligible Person solely by reason of clause (c) of Section 3, the Administrator shall be the sole judge of whether the Participant continues to render services to the Company or any of its Affiliates, unless a written contract or the Award Agreement otherwise provides. If, in these circumstances, the Company or any Affiliate notifies the Participant in writing that a termination of the Participant’s services to the Company or any Affiliate has occurred for purposes of this Plan, then (unless the contract or the Award Agreement otherwise expressly provides), the Participant’s termination of services with the Company or Affiliate for purposes of this Plan shall be the date which is 10 days after the mailing of the notice by the Company or Affiliate or, in the case of a termination for Cause, the date of the mailing of the notice.

8.5	Compliance with Laws.

8.5.1    General. This Plan, the granting and vesting of Awards under this Plan, and the offer, issuance and delivery of Ordinary Shares, the acceptance of promissory notes and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable laws, rules and regulations and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.5.2    Compliance with Securities Laws. No Participant shall sell, pledge or otherwise transfer Ordinary Shares acquired pursuant to an Award or any interest in such shares except in accordance with the express terms of this Plan and the applicable Award Agreement. Any attempted transfer in violation of this Section 8.5 shall be void and of no effect. Without in any way limiting the provisions set forth above, no Participant shall make any disposition of all or any portion of Ordinary Shares acquired or to be acquired pursuant to an Award, except in compliance with all applicable securities laws and unless and until:

(a)	there is then in effect a registration statement under the Securities Act or other applicable securities laws in other jurisdictions covering such proposed disposition and such disposition is made in accordance with such registration statement;

(b)	such disposition is made in accordance with Rule 144 under the Securities Act or other comparable securities regulations in other jurisdictions; or

(c)	such Participant notifies the Company of the proposed disposition and furnishes the Company with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, furnishes to the Company an opinion of counsel acceptable to the Company’s counsel, that such disposition will not require registration under the Securities Act or other applicable securities laws and will be in compliance with all applicable securities laws.

Notwithstanding anything else herein to the contrary, neither the Company or any Affiliate has any obligation to register the Ordinary Shares or file any registration statement under securities laws.

8.5.3    Share Legends. All certificates evidencing Ordinary Shares issued or delivered under this Plan shall bear the following legends where appropriate and/or any other appropriate or required legends under applicable laws:

“OWNERSHIP OF THIS CERTIFICATE, THE SHARES EVIDENCED BY THIS CERTIFICATE AND ANY INTEREST THEREIN ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER UNDER APPLICABLE LAW AND UNDER AGREEMENTS WITH THE COMPANY, INCLUDING RESTRICTIONS ON SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION.”

“THE SHARES ARE SUBJECT TO THE COMPANY’S RIGHT OF FIRST REFUSAL UNDER THE COMPANY’S SHARE INCENTIVE PLAN AND AGREEMENTS WITH THE COMPANY THEREUNDER.”

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (“ACT”) OR ANY APPLICABLE SECURITIES, NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE SECURITIES LAWS IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT OR OTHER COMPARABLE SECURITIES REGULATIONS, OR IN THE OPINION OF COUNSEL TO THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH ANY OTHER APPLICABLE SECURITIES LAWS.”

8.5.4    Confidential Information. Any financial or other information relating to the Company obtained by Participants in connection with or as a result of this Plan or their Awards shall be treated as confidential.

8.6	Tax Withholding.

8.6.1    Tax Withholding. Upon any exercise, vesting, or payment of any Award or upon the disposition of Ordinary Shares acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company or any of its Affiliates shall have the right at its option to:

(a)	require the Participant (or the Participant’s Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or Affiliate may be required to withhold with respect to such Award event or payment;

(b)	deduct from any amount otherwise payable (in respect of an Award or otherwise) in cash to the Participant (or the Participant’s Personal Representative or Beneficiary, as the case may be) the minimum amount of any taxes which the Company or Affiliate may be required to withhold with respect to such Award event or payment; or

(c)	reduce the number of Ordinary Shares to be delivered by (or otherwise reacquire shares held by the Participant) the appropriate number of Ordinary Shares, valued at their then Fair Market Value, to satisfy the minimum withholding obligation.

In any case where a tax is required to be withheld (including taxes in Singapore and the PRC where applicable) in connection with the delivery of Ordinary Shares under this Plan (including the sale of Ordinary Shares as may be required to comply with foreign exchange rules in the PRC for Participants resident in the PRC), the Administrator may in its sole discretion (subject to Section 8.5) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Company may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any Award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

8.6.2    Tax Loans. If so provided in the Award Agreement or otherwise authorized by the Administrator, the Company may, to the extent permitted by law, authorize a loan to an Eligible Person in the amount of any taxes that the Company or any of its Affiliates may be required to withhold with respect to Ordinary Shares received (or disposed of, as the case may be) pursuant to a transaction described in Section 8.6.1. Such a loan will be for a term and at a rate of interest and pursuant to such other terms and conditions as the Company may establish, subject to compliance with applicable law. Such a loan need not otherwise comply with the provisions of Section 5.3.3.

8.7	Plan and Award Amendments, Termination and Suspension.

8.7.1    Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any period that the Board suspends this Plan.

8.7.2    Shareholder Approval. To the extent then required by applicable law or any applicable listing agency or required under applicable tax law, rules or regulations, to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

8.7.3    Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 2.2 and 7.7.4) may make other changes to the terms and conditions of Awards.

8.7.4    Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 8.3 shall not be deemed to constitute changes or amendments for purposes of this Section 8.7.

8.8    Privileges of Share Ownership. Except as otherwise expressly authorized by the Administrator, a Participant will not be entitled to any privilege of share ownership as to any Ordinary Shares not actually delivered to and held of record by the Participant. Except as expressly required by Section 8.3.1, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

8.9    Share-Based Awards in Substitution for Awards Granted by Other Company. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee share options, share appreciation rights, restricted shares or other share-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Affiliates, in connection with a distribution, merger, amalgamation or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Affiliates, directly or indirectly, of all or a substantial part of the shares or assets of the employing entity. The Awards so granted need not comply with other specific terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Ordinary Shares in the transaction and any change in the issuer of the security. Unless otherwise expressly determined by the Administrator, any shares that are delivered and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Affiliates in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.10    Effective Date of the Plan. This Plan is effective upon the closing of the Initial Public Offering. All Awards granted or in effect prior to the Effective Date shall be governed by the terms of this Plan as amended and restated.

8.11    Term of the Plan. Unless earlier terminated by the Board, this Plan will terminate at the close of business on the day before the 10th anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards (and the authority of the Administrator with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.12	Governing Law/Severability.

8.12.1    Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents will be governed by, and construed in accordance with, the laws of the Cayman Islands.

8.12.2    Severability. If it is determined that any provision of this Plan or an Award Agreement is invalid and unenforceable, the remaining provisions of this Plan and/or the Award Agreement, as applicable, will continue in effect provided that the essential economic terms of this Plan and the Award can still be enforced.

8.13    Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.14    Non-Exclusivity of Plan. Nothing in this Plan will limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Ordinary Shares, under any other plan or authority.

8.15    No Restriction on Corporate Powers. The existence of this Plan, the Award Agreements, and the Awards granted hereunder, shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business; (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Affiliate; (c) any issue of bonds, debentures, capital, preferred or prior preference shares ahead of or affecting the Company’s authorized shares or the rights thereof; (d) any dissolution or liquidation of the Company or any Affiliate; (e) any sale or transfer of all or any part of the Company or any Affiliate’s assets or business; or (f) any other corporate act or proceeding by the Company or any Affiliate. No Participant, Beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Affiliate, as a result of any such action.

8.16    Other Company Compensation or Benefit Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Affiliate, except where the Administrator or the Board expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or any Affiliate.

9. DEFINITIONS.

“Administrator” has the meaning given to such term in Section 2.1.

“Affiliate” means (a) any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or (b) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Award” means an award of any Option, SAR, Share Award, or RSU, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any writing, approved by the Administrator, setting forth the terms of an Award that has been duly authorized and approved.

“Award Date” means the date upon which the Administrator took the action granting an Award or such later date as the Administrator designates as the Award Date at the time of the grant of the Award.

“Beneficiary” means the person, persons, trust or trusts designated by a Participant, or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan if the Participant dies, and means the Participant’s executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

“Board” means the Board of Directors of the Company.

“Cause” with respect to a Participant means (unless otherwise expressly provided in the applicable Award Agreement, or another applicable contract with the Participant that defines such term for purposes of determining the effect that a “for cause” termination has on the Participant’s Awards) a termination of employment or service based upon a finding by the Company or any of its Affiliates, acting in good faith and based on its reasonable belief at the time, that the Participant:

(a)	has been negligent in the discharge of his or her duties to the Company or any Affiliate, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(b)	has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information;

(c)	has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Company or any of its Affiliates; or has been convicted of, or pled guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses);

(d)	has materially breached any of the provisions of any agreement with the Company or any of its Affiliates;

(e)	has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company or any of its Affiliates;

(f)	has improperly induced a vendor or customer to break or terminate any contract with the Company or any of its Affiliates or induced a principal for whom the Company or any Affiliate acts as agent to terminate such agency relationship; or

(g)	has material breached any proprietary information and invention assignment agreement entered into with the Company or any Affiliate.

A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Administrator) on the date on which the Company or any Affiliate first delivers written notice to the Participant of a finding of termination for Cause.

“Change in Control Event” means any of the following:

(a)	Approval by shareholders of the Company (or, if no shareholder approval is required, by the Board alone) of the complete dissolution or liquidation of the Company, other than in the context of a business combination that does not constitute a Change in Control Event under paragraph (c) below;

(b)	the acquisition of the Company or of more than 50% of all of the outstanding Shares of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, amalgamation, scheme of arrangement, consolidation, tender offer, or Share purchase, but excluding any merger effected exclusively for the purpose of changing the domicile of the Company or any bona fide equity financing transaction primarily for fund raising purposes) unless the Company’s shareholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions (by virtue of securities issued as consideration for the Company’s acquisition or sale or otherwise) hold a majority of the voting power of the surviving or acquiring entity (or its parent);

(c)	a sale or transfer of all or substantially all of the assets of the Company (or any series of related transactions resulting in such sale or transfer of all or substantially all of the assets of the Company);

provided, however, that a transaction shall not constitute a Change in Control Event if it is in connection with the underwritten public offering of the Company’s securities.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Company” means Sea Limited, an exempted company organized under the Companies Law of the Cayman Islands, and its successors.

“Class A Ordinary Shares” means Class A ordinary shares of the Company, each par value US$0.0005 per share.

“Effective Date” means the closing date of the Initial Public Offering.

“Eligible Person” has the meaning given to such term in Section 3 of this Plan.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value,” for purposes of this Plan and unless otherwise determined or provided by the Administrator in the circumstances, means as follows:

(a)	If the Ordinary Shares are listed or admitted to trade on the New York Stock Exchange or other national or international securities exchange (the “Exchange”), the Fair Market Value shall equal the closing price of an Ordinary Share as reported on the composite tape for securities on the Exchange for the date in question, or, if no sales of Ordinary Shares were made on the Exchange on that date, the closing price of an Ordinary Share as reported on said composite tape for the next preceding day on which sales of Ordinary Shares were made on the Exchange. The Administrator may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the closing price of an Ordinary Share as reported on the composite tape for securities listed on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of an Ordinary Share as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day.

(b)	If the Ordinary Shares are not listed or admitted to trade on a national securities exchange, the Fair Market Value shall be the value as reasonably determined by the Administrator for purposes of the Award in the circumstances (with the expectation being that, in the case of a valuation as of a transaction in which Ordinary Shares or similar securities are being sold or exchanged, such determination by the Administrator will be principally based on the value of the consideration received by the holders of the securities sold or exchanged in such transaction).

The Administrator also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award(s) (for example, and without limitation, the Administrator may provide that Fair Market Value for purposes of one or more Awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

Any determination as to Fair Market Value made pursuant to this Plan shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be conclusive and binding on all persons with respect to Awards granted under this Plan.

“Incentive Stock Option” means an Option that is designated and intended as an “incentive stock option” within the meaning of Section 422 of the Code, the award of which contains such provisions (including but not limited to the receipt of shareholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons who are U.S. residents as may be necessary to comply with that Section.

“Initial Public Offering” means the Company’s first public offering underwritten on a firm commitment basis of its Class A Ordinary Shares or ADSs representing such Class A Ordinary Shares.

“Nonqualified Option” means an Option that is not an “incentive stock option” within the meaning of Section 422 of the Code and includes any Option designated or intended as a Nonqualified Option and any Option designated or intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof.

“Non-voting Ordinary Shares” has the meaning given to such term in Section 5.1 of this Plan.

“Option” means an option to purchase Ordinary Shares granted under Section 5 of this Plan.

“Ordinary Shares” means prior to the closing of the Initial Public Offering, the Company’s Ordinary Shares, and following the closing of the Initial Public Offering, the Company’s Class A Ordinary Shares, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 8.3.1 of this Plan.

“Participant” means an Eligible Person who has been granted and holds an Award under this Plan.

“Personal Representative” means the person or persons who, upon the disability or incompetence of a Participant, has acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

“Plan” means this Sea Limited Share Incentive Plan, as it may hereafter be amended from time to time.

“Restricted Shares” means Ordinary Shares awarded to a Participant under this Plan, subject to payment of such consideration and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, to the extent such remain unvested and restricted under the terms of the applicable Award Agreement.

“Restricted Share Award” means an award of Restricted Shares.

“RSU” means a contractual right to receive either cash or Ordinary Shares awarded to a Participate under this Plan, subject to payment of such consideration and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, to the extent such remain unvested and restricted under the terms of the applicable Award Agreement.

“SAR” means a share appreciation right, representing the right, subject to the terms and conditions of the Plan and the applicable Award Agreement, to receive a payment, in cash and/or Ordinary Shares (as specified in the applicable Award Agreement), equal to the excess of the Fair Market Value of an Ordinary Share on the date the SAR is exercised over the “base price” of the SAR, which base price shall be set forth in the applicable Award Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time.

“Severance Date” with respect to a particular Participant means, unless otherwise provided in the applicable Award Agreement:

(a)	if the Participant is an Eligible Person under clause (a) of Section 3 and the Participant’s employment by the Company or any of its Affiliates terminates (regardless of the reason), the last day that the Participant is actually employed by the Company or such Affiliate (unless, immediately following such termination of employment, the Participant is a member of the Board or, by express written agreement with the Company or any of its Affiliates, continues to provide other services to the Company or any Affiliate as an Eligible Person under clause (c) of Section 3, in which case the Participant’s Severance Date shall not be the date of such termination of employment but shall be determined in accordance with clause (b) or (c) below, as applicable, in connection with the termination of the Participant’s other services);

(b)	if the Participant is not an Eligible Person under clause (a) of Section 3 but is an Eligible Person under clause (b) thereof, and the Participant ceases to be a member of the Board (regardless of the reason), the last day that the Participant is actually a member of the Board (unless, immediately following such termination, the Participant is an employee of the Company or any of its Affiliates or, by express written agreement with the Company or any of its Affiliates, continues to provide other services to the Company or any Affiliate as an Eligible Person under clause (c) of Section 3, in which case the Participant’s Severance Date shall not be the date of such termination but shall be determined in accordance with clause (a) above or (c) below, as applicable, in connection with the termination of the Participant’s employment or other services);

(c)	if the Participant is not an Eligible Person under clause (a) or clause (b) of Section 3 but is an Eligible Person under clause (c) thereof, and the Participant ceases to provide services to the Company or any of its Affiliates as determined in accordance with Section 8.4.4 (regardless of the reason), the last day that the Participant actually provides services to the Company or such Affiliate as an Eligible Person under clause (c) of Section 3 (unless, immediately following such termination, the Participant is an employee of the Company or any of its Affiliates or is a member of the Board, in which case the Participant’s Severance Date shall not be the date of such termination of services but shall be determined in accordance with clause (a) or (b) above, as applicable, in connection with the termination of the Participant’s employment or membership on the Board).

“Share Award” means an award of Ordinary Shares under Section 6 of this Plan. A Share Award may be a Restricted Share Award or an award of unrestricted Ordinary Shares.

“Total Disability” means a “total and permanent disability” within the meaning of Section 22(e)(3) of the Code and, with respect to Awards other than Incentive Stock Options, such other disabilities, infirmities, afflictions, or conditions as the Administrator may include.

“Voting Ordinary Shares” has the meaning given to such term in Section 5.1 of this Plan.